Exhibit 10.3

WAIVER

This Waiver (this “Agreement”) is entered into and made effective as of May 31, 2016, by and among Eastside Distilling, Inc. f/k/a Eurocan Holdings, Ltd. (the “Company”) and River North Investments, LLC (“Holder”). The Company and Holder are sometimes collectively referred to herein as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, on June 13, 2014, the Company issued Crystal Falls Investments, LLC (“CF”) a 5% Note in the amount of $150,000, the terms of which were amended on September 19, 2014 pursuant an Amended Five Percent Convertible Note and further amended by that certain First Amendment dated July 24, 2015 and further amended by that certain Second Amendment dated September 9, 2015 and further amended by that certain Third Amendment dated as of December 13, 2015 and further amended by that certain Fourth Amendment dated April 1, 2016 (as amended, the “Note”).

WHEREAS, on September 8, 2015, CF issued Holder a promissory note in the amount of $150,000 (the “CF Note”), which CF Note was secured by CF’s pledge of the Note pursuant to the terms and conditions of that certain Pledge Agreement dated September 8, 2015 between CF and Holder.

WHEREAS, on May 10, 2016, the Note was assigned and transferred to Holder pursuant to the terms and conditions of that certain Note Transfer in Lieu of Foreclosure Agreement between CF and Holder.

WHEREAS, the total amount of principal and interest due under the Note at May 31, 2016 was $120,120.90, of which $105,000 is related to principal and $15,120.90 is related to accrued and unpaid interest.

WHEREAS, the Note requires the Company to pay the Note in full on May 31, 2016 and the Company may be unable to make such payment as required under the Note and the Note further provides that any request for an extension of payment would be a default under the Note (the “Potential Defaults”) and the Company will acknowledge that the Potential Defaults, if they occur, would constitute an Event of Default under the Note;

WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to provide a temporary waiver of the Potential Defaults; and

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Acknowledgment and Waiver.

(a) The Company hereby acknowledges and agrees that the Potential Defaults, if they occur, would constitute an Event of Default for all purposes under the Note.

(b) Holder hereby agrees, subject to the terms of this Agreement, to waive the Potential Defaults so long as full payment is received on the Note on or before June 30, 2016 (the “Waiver Termination Date”).

(c) The waiver by Holder described above is limited to the Potential Defaults. Holder reserves the right to exercise any rights and remedies available to the them in connection with such Potential Defaults on and after the Waiver Termination Date if full payment of the Note has not been received on or before the Waiver Termination Date.

Section 2. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or by electronic mail (including via any “.pdf” or other similar electronic means) and all such signatures shall be effective as originals.

Section 3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Note.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have each executed this Agreement on the dates set forth above.

COMPANY:	EASTSIDE DISTILLING, INC.
f/k/a Eurocan Holdings Ltd.

	By:	/s/ Steven Earles
Name: Steven Earles
Title: Chief Executive Officer

HOLDER:	RIVER NORTH EQUITY, LLC

	By:	/s/ Edward Liceaga
Name: Edward Liceaga
Title: President